EXHIBIT 10.2
                           [MAXIM GROUP LOGO OMITTED]


SUBJECT TO
COMMITMENT COMMITTEE APPROVAL

April 25, 2005

Mr. Jerry Pearring
President
XStream Beverage Network, Inc.
4800 NW 15th Avenue
Ft. Lauderdale, FL 33309

Gentlemen:

         We are pleased that XStream Beverage Network, Inc. ("XSTREAM" or the "Company") has chosen to retain Maxim Group LLC ("MAXIM") to provide general financial advisory and investment banking services to the Company as set forth herein. This letter agreement (this "AGREEMENT") will confirm Maxim's acceptance of such retention and set forth the terms of our engagement.

         1 Retention. The Company hereby retains Maxim as its exclusive financial advisor and investment banker to provide general financial advisory and investment banking services, and Maxim accepts such retention on the terms and conditions set forth in this Agreement. In the event that any provision(s) in either of the agreements entered into between the Company and Midtown Partners dated December 23, 2004 or with Adelphia Capital dated April 7, 2005 conflicts with this Agreement, the Company acknowledges that this Agreement shall prevail. Additionally, the Company represents that it will use its best efforts to have each of Midtown Partners and Adelphia Capital separately acknowledge that this Agreement shall prevail in the event of any such conflict. Without limiting the generality of the foregoing, it is the initial intention of Maxim and the Company to structure and effect a Private Placement for XStream in accordance with the additional set of terms set forth on Exhibit B hereto (the "PRIVATE PLACEMENT"). It is also the intention of Maxim and the Company for Maxim to assist and advise in reducing the number of existing warrants. For the avoidance of doubt, the statements contained in this Section 1 regarding the Private Placement and any subsequent financing are preliminary in nature and subject to change and definitive documentation to be agreed upon by the Company and Maxim. In such capacity, Maxim shall:

          (a) Familiarize itself with the business, operations, properties, financial condition, management and prospects of the Company;

          (b) Advise the Company on all matters relating to a contemplated follow-on public offering of approximately $20,000,000, as well as evaluate alternative financing structures and arrangements;

          (c) Assist the Company in developing appropriate acquisition criteria and identifying target companies;

          (d) Provide such other financial advisory and investment banking services upon which the parties may mutually agree; and

          (e) Subject to market conditions and upon confirmation of appropriate use of proceeds, among others, initiate the process to lead manage the contemplated follow-on public offering.

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[MAXIM GROUP LOGO OMITTED]

                                                  XStream Beverage Network, Inc.
                                                                  April __, 2005
                                                                          Page 2


         2 Information. In connection with Maxim's activities hereunder, the Company will cooperate with Maxim and furnish Maxim upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the "INFORMATION") which Maxim deems appropriate and will provide Maxim with access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to Maxim that all Information made available to Maxim hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Maxim will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Maxim: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and
(iii) will not make an appraisal of any assets of the Company. Any advice rendered by Maxim pursuant to this Agreement may not be disclosed publicly without Maxim's prior written consent. Maxim hereby acknowledges that certain of the Information received by Maxim may be confidential and/or proprietary, including Information with respect to the Company's technologies, products, business plans, marketing, and other Information which must be maintained by Maxim as confidential. Maxim agrees that it will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved.

         3 Compensation. As consideration for Maxim's services pursuant to this Agreement, Maxim shall be entitled to receive, and the Company agrees to pay Maxim, the following compensation:

          (a) The Company shall pay to Maxim a non-refundable cash retainer of $30,000 (the "RETAINER") of which $20,000 is payable upon execution of this Agreement and $10,000 is payable one month after the execution of this Agreement.

               The fees appearing on the Fee Schedule (Exhibit C) shall be earned by and paid to Maxim by the Company in connection with financings undertaken by the Company, the terms of which shall be mutually agreed upon under separate placement agency and/or underwriting agreements (collectively, with the Placement Agency Agreement described on Exhibit B in connection with the Private Placement, the "AGENCY AGREEMENTS").

          (b) The Company shall pay to Maxim a monthly fee of $5,000 per month beginning one month after the execution of this Agreement and at the beginning of each month thereafter while this Agreement is in effect.

          (c) The Company shall pay Maxim a warrant exchange fee of $0.06 per warrant for any net reduction in the Company's existing warrants, with a minimum fee of $100,000 (or $50,000, if there is less than a 20% net reduction in the Company's existing warrants) and a maximum fee of $150,000 .

[MAXIM GROUP LOGO OMITTED]

                                                  XStream Beverage Network, Inc.
                                                                  April __, 2005
                                                                          Page 3


          (d) The Company and Maxim acknowledge and agree that in the course of performing services hereunder, if requested by the Company, Maxim may introduce the Company to third parties who may be interested in providing financing to the Company (a "FINANCING") or in entering into a transaction with the Company, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, a "TRANSACTION").

               The Company agrees that, if during the term of this Agreement or within 18 months from the effective date of the termination of this Agreement either the Company or any party to whom the Company was introduced by Maxim or who was contacted by Maxim in connection with its services for the Company hereunder proposes a Financing or any Transaction involving the Company and Maxim is not engaged as the Company's exclusive financial advisor, agent and/or investment banker in connection with such Financing or Transaction pursuant to Section 6 hereof, then, if any such Financing or Transaction is consummated, the Company shall pay to
               Maxim:

                        (i) in the event of a Financing, fees in accordance with
               the Fee Schedule (Exhibit C); or

                        (ii) in the case of a Transaction, an amount equal to
               the greater of: (A) $250,000 or (B) 4% of the aggregate consideration paid or received by the Company and/or its stockholders in such Transaction, as the case may be.

               Such fees shall be payable to Maxim in cash at the closing or closings of the Financing or Transaction to which it relates.

               The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received, directly or indirectly, by the Company and/or its stockholders in such Transaction, including, without limitation, cash, securities, notes or other evidences of indebtedness, assumption of liabilities (whether by operation of law or otherwise), or any combination thereof. If all or any portion of the consideration paid in the Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Transaction is consummated as mutually agreed upon in good faith by the Company and Maxim. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Transaction. If such non-cash consideration consists of newly-issued, publicly-traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Transaction, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the

[MAXIM GROUP LOGO OMITTED]

                                                  XStream Beverage Network, Inc.
                                                                  April __, 2005
                                                                          Page 4


               consummation of the Transaction. In such event, the fee payable to Maxim pursuant to subparagraph 3(d)(ii) shall be paid on the 30th trading day subsequent to consummation of the Transaction. If no public market exists for the common stock, options, warrants or other rights issued in the Transaction, then the value thereof shall be as mutually agreed upon in good faith by the Company and Maxim. If the non-cash consideration paid in the Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Transaction or exists thereafter), the value thereof shall be the maximum liquidation value (without regard to accrued dividends) of the preferred stock or the principal amount of the debt securities, as the case may be.

               Any amounts payable by a purchaser to the Company, any stockholder of the Company or an affiliate of either the Company or any stockholder of the Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement (or payable by the Company if the Company is the acquiring entity) shall be deemed to be part of the consideration paid in the Transaction. If all or a portion of the consideration payable in connection with the Transaction includes contingent future payments, then the Company shall pay to Maxim an additional cash fee, determined in accordance with Section 3(d)(ii), as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay Maxim, upon consummation of such Transaction, an additional cash fee, determined in accordance with this Section 3(d) based upon the present value of such installment payments using a discount rate of 10%. If with respect to any non-cash consideration the Company and Maxim are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Maxim (the fees and expenses of whom shall be borne equally by the Company and Maxim).

         4 Expenses. In addition to payment to Maxim of the compensation set forth in Section 3 hereof, the Company shall promptly upon request reimburse Maxim for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Maxim in connection with its engagement hereunder. Maxim will provide the Company an invoice and copies of receipts pursuant to its expenses and such expenses shall not exceed $3,000 without prior authorization of the Company, provided that the foregoing limitation and consent shall not apply to legal fees.

         5 Indemnification. The Company agrees to indemnify Maxim in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the "INDEMNIFICATION PROVISIONS"), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

         6 Future Rights. As additional consideration for its services hereunder, if at any time during the term of this Agreement or within eighteen
(18) months from the effective date of the termination of this Agreement, the Company proposes to effect a public offering of its securities or a Financing or Transaction or to engage an investment banking firm to provide any other services to the Company (other than during the term of this Agreement the

[MAXIM GROUP LOGO OMITTED]

                                                  XStream Beverage Network, Inc.
                                                                  April __, 2005
                                                                          Page 5


services to be provided by Maxim hereunder), the Company shall offer to retain Maxim as manager of such offering, or as its exclusive advisor, agent and/or investment banker in connection with such Financing, Transaction or other matter, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties. Such offer shall be made in writing in order to be effective. The Company shall not offer to retain any other investment banking firm in connection with any such offering, Financing, Transaction or other matter on terms more favorable than those discussed with Maxim without offering to retain Maxim on such more favorable terms. Maxim shall notify the Company within 20 days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, the Company shall have no further obligations to Maxim, except as specifically provided for herein.

         7 Other Activities. The Company acknowledges that Maxim has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Maxim contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Maxim or of any member, manager, officer, employee, agent or representative of Maxim, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Maxim to render services of any kind to any other corporation, firm, individual or association. Maxim may, but shall not be required to, present opportunities to the Company.

         8 Termination; Survival of Provisions. Either Maxim or XStream may terminate this Agreement at any time upon 30 days' prior written notice to the other party. In the event of such termination, the Company shall pay and deliver to Maxim: (i) all compensation earned through the date of such termination ("TERMINATION DATE") pursuant to any provision of Section 3 hereof, and (ii) all compensation which may be earned by Maxim after the Termination Date pursuant to
Section 3 hereof, and shall reimburse Maxim for all expenses incurred by Maxim in connection with its services hereunder pursuant to Section 4 hereof. All such fees and reimbursements due to Maxim pursuant to the immediately preceding sentence shall be paid to Maxim on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or Transaction or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof). Notwithstanding anything expressed or implied herein to the contrary: (i) any Agency Agreement entered into between Maxim and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 7, 8, 9, 10 and 15 shall survive the termination of this Agreement.

         9 Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to Maxim, to Maxim Group LLC, 99 Sunnyside Boulevard Extension, Woodbury, New York 11797,
Attention: Edward L. Rose, Esq., General Counsel, Fax No. (516) 364-1310, and if to the Company, to the address, set forth on the first page of this Agreement,
Attention: President, Fax No.: (201) 784-0620. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight

[MAXIM GROUP LOGO OMITTED]

                                                  XStream Beverage Network, Inc.
                                                                  April __, 2005
                                                                          Page 6

courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

         10 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. The Company irrevocably submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 9 hereof. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

         11. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

         12. Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

         13. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Maxim nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

         14. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Maxim is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company's stockholders or creditors or any other person by virtue of this Agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

         15. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

         16. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.



                            [Signature Page Follows]

[MAXIM GROUP LOGO OMITTED]

                                                  XStream Beverage Network, Inc.
                                                                  April __, 2005
                                                                          Page 7


         If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.



                                                    Very truly yours,

                                                    Maxim Group LLC.


                                                    By:
                                                        ------------------------
                                                        Roberto T. Fabros
                                                        Managing Director


                                                    By:
                                                        ------------------------
                                                        Clifford A. Teller
                                                        Managing Director







AGREED TO AND ACCEPTED THIS ____ DAY OF APRIL, 2005

XStream Beverage Network, Inc.



By: _____________________________
     Name:
     Title:













                               Members NASD & SIPC
 405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 *
                      fax (212) 895-3783 * www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

                                    EXHIBIT A

                           INDEMNIFICATION PROVISIONS

         Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

         XStream agrees to indemnify and hold harmless Maxim and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "LOSSES"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Maxim's acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Maxim to which these indemnification provisions are attached and form a part (the "Agreement"), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Maxim of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

         These Indemnification Provisions shall extend to the following persons (collectively, the "INDEMNIFIED PARTIES"): Maxim, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

         If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company's written consent. The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal XStream omission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Maxim in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Maxim pursuant to the Agreement.

         Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

                                    EXHIBIT B

                    PRELIMINARY PRIVATE PLACEMENT TERM SHEET

  The following general terms for the Private Placement are presented below. The Company and Maxim acknowledge that the following terms are preliminary in nature and are subject to further revision.



--------------------------------------------------------------------------------
GENERAL TERMS
--------------------------------------------------------------------------------
ISSUER:                             XStream Beverage Network, Inc., ("XSTREAM").
--------------------------------------------------------------------------------
PLACEMENT AGENT:                    Maxim Group LLC ("MAXIM" or the "PLACEMENT
                                    AGENT").
--------------------------------------------------------------------------------
SECURITIES                          TO BE ISSUED: Units comprising $100,000 of
                                    Convertible Notes (the "NOTES"), warrants to
                                    purchase 100,000 shares of common stock at
                                    an exercise price of $1.50 per share with an
                                    expiration date of five years, and 10,000
                                    shares of common stock (collectively, the
                                    "UNITS").
--------------------------------------------------------------------------------
AMOUNT                              OF FINANCING: The private placement of Units
                                    contemplated hereby (the "PLACEMENT") shall
                                    be undertaken by Maxim on a "best efforts"
                                    basis for an approximate range of a minimum
                                    of $3,000,000 and a maximum of $4,000,000
                                    with an over-allotment option of 15% at the
                                    mutual agreement of XStream and Maxim.
--------------------------------------------------------------------------------
PRICE:                              $100,000 per subscription of the Units.
--------------------------------------------------------------------------------
COUPON:                             12% per annum payable in cash on a quarterly
                                    basis. Any accrued but unpaid interest then
                                    due and owing under the Notes shall be due
                                    and payable in full upon the earlier to
                                    occur of (i) conversion of the Notes or (ii)
                                    the maturity date.
--------------------------------------------------------------------------------
MATURITY:                           1 year, unless earlier accelerated by the
                                    holders upon the occurrence of an Event of Default (as defined in the Notes).

--------------------------------------------------------------------------------
CONVERTIBILITY:                     At the holders' option and upon consummation
                                    of a registered public offering of common
                                    shares during the term of the Notes, the
                                    holders may convert their Notes into shares
                                    at a 20% discount to the offering price of
                                    such shares. If no registered public
                                    offering occurs during the term of the
                                    Notes, the holders may, at their option,
                                    convert their Notes upon maturity into
                                    common shares at a price of $1.50 per share.
--------------------------------------------------------------------------------
USE OF PROCEEDS:                    XStream shall use the proceeds for working
                                    capital and general corporate purposes.
--------------------------------------------------------------------------------
PLACEMENT:                          The Units will be issued in reliance on the
                                    private offering exemption available under
                                    Section 4(2) of the Securities Act of 1933,
                                    as amended, and the rules and regulations
                                    promulgated thereunder, including Regulation
                                    D. Maxim understands that all subscriptions
                                    are subject to acceptance by XStream.
                                    XStream and Maxim reserve the right in their
                                    reasonable discretion to accept or reject
                                    any or all subscriptions for Units in whole
                                    or in part, regardless whether any funds
                                    have been deposited into an escrow account
--------------------------------------------------------------------------------
PPM/PLACEMENT AGENT AGREEMENT:      Maxim and the Company shall, promptly
                                    following the execution of the financial advisory letter, prepare a Confidential
                                    Private Placement Memorandum (the "PPM") to be used by Maxim in connection with the Placement. The PPM and all amendments and supplements thereto will be in form acceptable to Maxim and its counsel and shall describe in detail the businesses of XStream. At such time that XStream and Maxim

--------------------------------------------------------------------------------
                                    are mutually satisfied that it is
                                    appropriate to commence the Placement and send the PPM to potential investors, the Company shall enter into a Placement Agent Agreement with Maxim (the "PLACEMENT AGENT AGREEMENT"). The Placement Agent Agreement shall grant to Maxim the fees and placement agent warrants ("PLACEMENT AGENT WARRANT") agreed to by the parties and shall contain customary representations and warranties of the Company and such other terms and conditions (including the reservation of all applicable securities for future issuance) as are customarily contained in agreements of such character.

--------------------------------------------------------------------------------
REGISTRATION RIGHTS:                The Company shall file a registration
                                    statement covering resale of the common
                                    shares underlying the Units within 60 days from the initial closing and cause such registration statement to be effective with 120 days from the initial closing. A monthly cash penalty of 1% shall apply in the event of any delays. The holders will also have unlimited "piggy-back" registration rights.

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DOCUMENTATION:                      The parties shall prepare appropriate
                                    documentation to memorialize the Placement,
                                    including: (i) a form of Placement Agent
                                    Warrant, (ii) a form of subscription
                                    agreement. All such documents and any other
                                    documents required for the Placement shall
                                    be in a form acceptable to the Company and
                                    Maxim and their counsel. At the closing,
                                    Maxim shall also receive a customary legal
                                    opinion of counsel to the Company.
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CONDITIONS PRECEDENT TO             The Placement is subject to certain
PLACEMENT:                          customary conditions and to the following:
                                    (i) satisfactory completion of due diligence by Maxim, and (ii) receipt of approval by the Company's Board of Directors and Maxim's
                                    Commitment Committee.
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

                                    EXHIBIT C

                                  FEE SCHEDULE


         Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

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FINANCING FEES:

                                    For any Financing or Transaction of XStream, the Company shall:

                                    a) Pay Maxim a cash fee of 10% of the amount
                                       of capital raised, invested or committed;
                                       and

                                    b) Grant Maxim Placement Agent Warrants to
                                       purchase up to 10% of the number of
                                       securities sold or issued in the form
                                       of, at Maxim's option, (a) the
                                       securities issued pursuant to a
                                       Financing or a Transaction or (b) common stock of the Company. The Placement Agent Warrants shall have (a) an exercise price equal to that of the securities issued pursuant to the transaction, (b) a 5-year term, (c) cashless exercise provisions, (d) standard anti-dilution protections for warrants of this type, and (e) one demand registration right and unlimited "piggy-back" registration rights; and

                                    c) Pay Maxim a cash fee for unallocated
                                       expenses of 2% of the amount of capital
                                       raised, invested or committed; and

                                    d) Pay Maxim a warrant solicitation fee for
                                       any warrants issued to investors in the
                                       Financing or Transaction, in an amount
                                       equal to five percent (5%) of the funds
                                       received by the Company upon such
                                       exercise, which fee shall be paid at any time that any such warrants are exercised.
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